SECURITIES AND EXCHANGE COMMISSION
	WASHINGTON, D.C.  20549


	FORM 8-K


	CURRENT REPORT

	Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) November 14, 2006

            TRANSTECH INDUSTRIES, INC.
(Exact name of registrant as specified in charter)


   Delaware                0-6512                22-1777533
(State or other          (Commission          (IRS. Employer
jurisdiction of          File Number)         Identification No.)
incorporation)

  200 Centennial Ave., Piscataway, N.J.                 08854
(Address of principal executive offices)              (Zip Code)


Registrant's telephone number, including area code (732)981-0777

(Former name or former address, if changed
since last report.)                                Not applicable


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[] Written communications pursuant to Rule 425 under the Securities Act.

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.


							Page 1 of 5 pages

Item 8.01.  OTHER EVENTS.

Press Release

	The following is the text of the press release dated November 14, 2006 reporting Transtech Industries, Inc.'s results of operations for the three and nine month periods ended September 30, 2006.

	TRANSTECH INDUSTRIES, INC. REPORTS RESULTS
	FOR THE THREE AND NINE MONTH PERIODS ENDED SEPTEMBER 30, 2006

	PISCATAWAY, N.J., November 14, 2006 - Robert V. Silva, President and Chief Executive Officer of Transtech Industries, Inc. (OTC BULLETIN BOARD:TRTI) announced the results of operations for the three and nine month periods ended November 30, 2006. The Company's subsidiaries perform environmental services and generate electricity utilizing methane gas as fuel.

	Revenues for the electricity generation segment for the three months ended September 30, 2006 and 2005 were $110,000 and $145,000, respectively.
 The decrease in revenue was due to a decline in the rate per kilowatt received for the power generated. Gross revenues of the environmental services segment for the period in 2006 and 2005 were $334,000 and $223,000, respectively. The environmental services in both periods were conducted on sites owned or leased by members of the consolidated group and therefore eliminated in the calculation of net revenues.

	The cost of operations for the three months ended September 30, 2006 and 2005 were $515,000 and $435,000, respectively. The net increase was primarily due to increased equipment repair, general operating and personnel costs.

	Other income for the three months ended September 30, 2006 and 2005 was $224,000 and $637,000, respectively, and includes $89,000 and $510,000, respectively, of proceeds from claims against excess insurance carriers.

	Income tax benefit for the three months ended September 30, 2006, was $69,000 compared to an expense of $189,000 reported for the period in 2005.

	Net loss for the three months ended September 30, 2006 was $112,000, or $.04 per share, versus net income of $158,000, or $.05 per share, for the period in 2005.

	Revenues for the electricity generation segment for the nine months ended September 30, 2006 and 2005 were $277,000 and $296,000, respectively.
 The decrease in revenue was due to a decline in the rate per kilowatt received for the power generated. Gross revenues of the environmental services segment for the period in 2006 and 2005 were $951,000 and $652,000, respectively. The environmental services in both periods were conducted on sites owned or leased by members of the consolidated group and therefore eliminated in the calculation of net revenues.

	The cost of operations for the nine months ended September 30, 2006 and 2005 were $1,720,000 and $1,452,000, respectively. The net increase was primarily due to increased personnel costs, legal and other professional expenses.

	Other income for the nine months ended September 30, 2006 and 2005 was $1,006,000 and $3,324,000, respectively, and includes $435,000 and
$3,220,000, respectively, of proceeds from claims against excess insurance carriers.

	Income tax benefit for the nine months ended September 30, 2006, was $141,000 compared to an expense of $836,000 reported for the period in 2005.

	Net loss for the nine months ended September 30, 2006 was $296,000, or $.10 per share, versus net income of $1,332,000, or $.45 per share, for the period in 2005.

	As previously reported, the Company completed the sale of certain real property and buildings during October 2006. The Company will include a pretax net gain of approximately $1.9 million from the sale in its results for the year ended December 31, 2006.

	The Company and certain subsidiaries previously participated in the waste recovery and waste management industries. The Company continues to incur administrative and litigation expenses on matters related to past participation in those industries. In addition, the Company may incur significant remediation and post-closure costs related to sites of past operations.

	This news release may contain forward-looking statements as defined by federal securities laws, that are based on current expectations and involve a number of known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements to differ materially from results expressed or implied by this press release. Such risks and uncertainties include among others, the following: general economic and business conditions; the ability of the Company to implement its business strategy; the Company's ability to successfully identify new business opportunities; changes in the industry; competition; the effect of regulatory and legal proceedings. The forward-looking statements contained in this news release speak only as of the date of release; and the Company does not undertake to revise those forward-looking statements to reflect events after the date of this release.

	Presented below are the unaudited consolidated balance sheet as of September 30, 2006 and comparative consolidated statements of operations for the three and nine months ended September 30, 2006 and 2005.


TRANSTECH INDUSTRIES, INC.
AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
As of September 30, 2006
(In $000's)

     Assets
Cash and cash equivalents                             $ 3,166
Marketable securities                                   2,383
Restricted escrow accounts                              1,007
Other current assets                                      267
   Total current assets                                 6,823
Restricted escrow accounts                              6,497
Other assets                                            2,093
   Total assets                                       $15,413

    Liabilities and Stockholders' Equity
Total current liabilities                             $ 2,156
Income taxes payable                                      987
Accrued post-closure costs                              8,479
Other liabilities                                          29
Stockholders' equity                                    3,762
   Total Liabilities and Stockholders' Equity         $15,413



CONSOLIDATED STATEMENTS OF OPERATIONS
(In $000's, except per share data)

                                           For the Three Months
                                            Ended September 30,
                                          2006              2005
Gross Revenues                           $ 444             $ 368
Less: Eliminations                        (334)             (223)
Net Revenues                               110               145
Cost of operations                        (515)             (435)
Other income                               224               637
Income (taxes) benefit                      69              (189)
Net income (loss)                        $(112)             $158

Income (loss) per common share:
  Net income (loss)                      $(.04)            $ .05
Number of shares used in
  calculation                        2,979,190         2,979,190


                                            For the Nine Months
                                            Ended September 30,
                                          2006              2005
Gross Revenues                          $1,228            $  948
Less: Inter-company                       (951)             (652)
Net Revenues                               277               296
Cost of operations                      (1,720)           (1,452)
Other income(a)                          1,006             3,324
Income (taxes) benefit                     141              (836)
Net income (loss)                       $ (296)           $1,332

Income (loss) per common share:
  Net income (loss)                     $ (.10)           $  .45
Number of shares used in
  calculation                        2,979,190         2,979,190

(a) Includes proceeds from insurance claims of $435,000 and $3,220,000 in 2006 and 2005, respectively.




	SIGNATURES


	Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


	TRANSTECH INDUSTRIES, INC.
	(Registrant)


	By: /s/ Andrew J. Mayer, Jr.
	   Andrew J. Mayer, Jr., Vice
	   President-Finance, Chief
	   Financial Officer and
	   Secretary

Dated:  November 14, 2006